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                                                                    EXHIBIT 23.7



                     CONSENT OF SCOTT & STRINGFELLOW, INC.



     We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of Intertrans Corporation, dated April 12, 1995, included as an exhibit to the Joint Proxy Statement/Prospectus that is a part of this Registration Statement, and to the references to such letter and to our firm in such Joint Proxy Statement/Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          /s/  SCOTT & STRINGFELLOW, INC.

                                          --------------------------------------

                                          Scott & Stringfellow



Richmond, Virginia


April 12, 1995